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                                                                      EXHIBIT 12

BAY VIEW CAPITAL CORPORATION
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                   9/30/98         9/30/97
Earnings:
        Earnings before income tax expenses                        30,089          21,794
        Add:
        Interest on advances and other borrowings                  74,334          57,405
        Interest component of rental expense                        1,620             815
                                                                  -------         -------
        Earnings before fixed charges excluding
         interest on customer deposits                            106,043          80,014
        Interest on customer deposits                             115,105          56,723
                                                                  -------         -------
        Earnings before fixed charges                             221,148         136,737
                                                                  =======         =======

Fixed charges:
        Interest on advances and other borrowings                  74,334          57,405
        Interest component of rental expense                        1,620             815
                                                                  -------         -------
        Fixed charges excluding interest on
         customer deposits                                         75,954          58,220
        Interest on customer deposits                             115,105          56,723
                                                                  -------         -------
        Total fixed charges                                       191,059         114,943
                                                                  =======         =======
Ratio of earnings to fixed charges including interest
 on customer deposits                                                1.16            1.19

Ratio of earnings to fixed charges excluding interest
 on customer deposits                                                1.40            1.37
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